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                              FIRST AMENDMENT TO
                         SERIES B CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

     This First Amendment to Series B Convertible Preferred Stock Purchase Agreement (this "First Amendment") is made as of October 14,1999, by and between Microvision, Inc. (the "Company") and Margaret Elardi (the "Purchaser"). All capitalized terms not herein defined shall have the meanings ascribed to them in the Series B Convertible Preferred Stock Purchase Agreement (the "Agreement") dated as of January 14, 1999, by and between the Company and the Purchaser.

     WHEREAS, the Company and the Purchaser entered into the Agreement, pursuant to which the Company, among other things, issued an option to purchase 1,920 shares of its Series B Convertible Preferred Stock, Class 3 (the "Option") to the Purchaser; and

     WHEREAS, the Company and the Purchaser now desire to amend the terms of the Option by amending the Agreement, in accordance with Section 6.1 thereof;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. AMENDMENT TO SECTION 2.3. Section 2.3 "Option to Purchase Series B-3 Stock" shall be replaced in its entirety with the following:

     "2.3 Option to Purchase Common Stock. At any time through June 30, 2000,
          Purchaser shall have the option to purchase up to 100,000 shares of Common Stock at a purchase price of nineteen and 20/100ths dollars ($19.20) per share, for an aggregate purchase price of one million nine hundred twenty thousand dollars ($1,920,000).

2. WAIVER OF RIGHT TO DIVIDENDS ON SERIES B-2 STOCK. In consideration of the foregoing amendment to the Option, Purchaser hereby waives any and all rights and claims in and to dividends payable by reason of her ownership of any Series B-2 Stock.

3. NO OTHER AMENDMENTS. The Agreement, as amended by the First Amendment, shall remain in full force and effect except as herein amended.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this First Amendment to be executed effective as of the date first written above.

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MICROVISION, INC.                                   MARGARET ELARDI


By: /s/ Richard A. Raisig                            Margaret Elardi
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Name: Richard A. Raisig
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Its: Chief Financial Officer
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